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                                                                  EXHIBIT 10.26

                               AGREEMENT OF LEASE


                                     BETWEEN


                      330 SOUTH WARMINSTER ASSOCIATES, L.P.


                                   AS LANDLORD


                                       AND


                                  ENGELHARD/ICC


                                    AS TENANT




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                                PLANT SPACE LEASE

         LEASE made this 4th day of February, 1997, by and between 330 SOUTH WARMINSTER ASSOCIATES, L.P. (hereinafter called "LANDLORD"), and ENGELHARD/ICC, a Pennsylvania General Partnership (hereinafter called "TENANT").

WITNESSETH, THAT:

         1. DEMISED PREMISES. Landlord, for the term and subject to the provisions and conditions hereof, leases to Tenant, and Tenant accepts from Landlord, the space (hereinafter referred to as the "DEMISED PREMISES") and more particularly described by the cross-hatched area on the floor plans annexed hereto as Exhibit "A" consisting of approximately 138,150 rentable square feet on the GROUND floor of the building (hereinafter referred to as the "BUILDING") known as the 330 SOUTH WARMINSTER ROAD located in HATBORO, PENNSYLVANIA to be used by Tenant for the purpose of CONDUCTING MANUFACTURING AND RELATED OPERATIONS and for no other purpose.

         2. TERM. Tenant shall use and occupy the Demised Premises for a term of TEN (10) YEARS AND TWO (2) MONTHS commencing on the FIRST day of APRIL, 1997, and ending on the THIRTY-FIRST day of MAY, 2007 unless sooner terminated as herein provided.

         3.       MINIMUM RENT.

                  A. See Rent Schedule on the Rider attached hereto as Schedule "A". The first monthly installment of Minimum Rent payable under this Lease shall be due and payable on the execution of this Lease and subsequent installments shall be payable on the first day of each month of the term hereof as set forth on the Rent Schedule.

                  B. All rent and other sums due to Landlord hereunder shall be payable to 330 SOUTH WARMINSTER ASSOCIATES, L.P. and mailed to the office of Landlord at P.O. BOX 13700, PHILADELPHIA, PENNSYLVANIA, 19191-1062, or to such other party or at such other address as Landlord may designate, from time to time, by written notice to Tenant, without demand and without deduction, set-off or counterclaim (except to the extent demand or notice shall be expressly provided for herein).

                  C. If Landlord, at any time or times, shall accept Rent or any other sum due to it hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute or be construed as, a waiver of any of Landlord's rights hereunder.






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         4. PAYMENT OF TAXES, OPERATING COSTS, COST OF ELECTRICITY.

                  A. DEFINITIONS. As used in this Section 4, the following terms shall be defined as hereinafter set forth:

                  (1) "TAXES" shall mean all real estate taxes and assessments, general and special, excluding penalties ordinary or extraordinary, foreseen or unforeseen, imposed upon the Building or with respect to the ownership thereof and the parcel of land appurtenant thereto excluding all penalties or interest for late payment. If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in substitution, in whole or in part, for (or in lieu of) any tax which would otherwise be included within the definition of Taxes, such other tax shall be deemed to be included within Taxes as defined herein. At Tenants request, Landlord will have a third party evaluate the tax assessment and challenge it, if it is found to be too high .

                  (2)      "TENANT'S FRACTION" shall be 138,150/266,000

Tenant's Fraction is only on the warehouse portion of the total property, expenses will be prorated between the warehouse portion and the office portion according to services rendered and value. Such fraction shall be adjusted if the mix of office and warehouse/manufacturing shall be changed.

                  (3)      OPERATING EXPENSES

                           (A) Operating Expenses shall mean, except as
hereinafter limited, Landlord's actual out-of-pocket expenses in respect of the operation, maintenance and management of the Building (after deducting any reimbursement, discount, credit, reduction or other allowance received by Landlord) and shall include, without limitation: (1) wages and salaries (and taxes imposed upon employers with respect to such employees) for rendering service in the normal operation, cleaning, maintenance, and repair of the Building only for on site staff; (2) contract costs of contractors hired for the operation, maintenance and repair of the Building; (3) the cost of steam, electricity, water and sewer and other utilities (except for electricity and any other utility, which is separately charged by Landlord to the Demised Premises as herein provided) chargeable to the operation and maintenance of the Building;
(4) cost of insurance for the Building, including fire and extended coverage, elevator, boiler, sprinkler leakage, water damage, public liability and property damage, plate glass, and rent protection, but excluding any charge for increased premiums due to acts or omissions of other occupants of the Building or because of extra risk which are reimbursed to Landlord by such other occupants; (5) supplies; (6) legal and accounting expenses as they relate to the direct operations of the building excluding those expenses for drafting or enforcing leases; (7) taxes; and (8) management fees not to exceed 4% of the total rent;

The term "OPERATING EXPENSES" shall not include: (1) the cost of redecorating or repairing not provided on a regular basis to tenants of the Building; (2) the cost of any repair or replacement items which, by U.S. generally accepted accounting principles , should be capitalized including replacement of major systems, or roof; (3) any charge for depreciation, interest or rents paid or incurred by Landlord; (4) any charge for Landlord's income tax, excess profit taxes, franchise taxes or similar taxes on Landlord's business; and (5) commissions.






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                  (4)      "DEMISED RENTABLE SQUARE FEET" shall mean 138,150
square feet.

                  (5) "RENTABLE SQUARE FEET IN THE BUILDING" shall initially mean 266,000 square feet.

                  B. PAYMENT OF OPERATING EXPENSES AND TAXES.

                  (1) For and with respect to each calendar year of the term of this Lease (and any renewals or extensions thereof) there shall accrue, as additional rent, an amount equal to the product obtained by multiplying the Tenant's Fraction by the amount of Operating Expenses and Taxes for such year (appropriately pro-rated for any partial calendar year included within the beginning or end of the term).

                  (2) Landlord shall furnish to Tenant as soon as reasonably possible after the beginning of each calendar year of the term hereof:

                           (a) A statement (the "EXPENSE STATEMENT") setting
forth (1) Operating Expenses for the previous calendar year, and (2) Tenant's Fraction of the Operating Expenses for the previous calendar year; and

                           (b) A statement of Landlord's good faith estimate of
Operating Expenses for the current calendar year, and the amount of Tenant's Fraction thereof (the "ESTIMATED SHARE"), for the current calendar year (which is estimated to be $1.25/sq. ft. for the 1997 calendar year).

                  (3) Beginning with the next installment of minimum rent due after delivery of the foregoing statements to Tenant, Tenant shall pay to Landlord, on account of its share of Operating Expenses : (a) One-twelfth of the Estimated Share multiplied by the number of full or partial calendar months elapsed during the current calendar year up to and including the month payment is made, plus any amounts due from Tenant to Landlord on account of Operating Expenses for prior periods of time, less:

                           (b) The amount, if any, by which the aggregate of
payments made by Tenant on account of Operating Expenses for the previous calendar year exceed those actually due as specified in the Expense Statement.

                  (4) On the first day of each succeeding month up to the time Tenant shall receive a new Expense Statement and statement of Tenant's Estimated Share, Tenant shall pay to Landlord, on account of its share of Operating Expenses, one-twelfth of the then current Estimated Share. Any payment due from Tenant to Landlord, or any refund due from Landlord to Tenant, on account of Operating Expenses not yet determined as of the expiration of the term hereof shall be made within twenty (20) days after submission to Tenant of the next Expense Statement.

                  (5) Tenant shall have the right to request additional information which in Tenant's opinion is needed from Landlord which will verify the validity and accuracy of the Expense Statement calculations. Such request must be delivered to Landlord in writing within six (6) months of Tenant's receipt of the Expense Statement.






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         5.       UTILITIES SEPARATELY CHARGED TO DEMISED PREMISES. Tenant shall be responsible for all utilities (including gas and electric) which are consumed within the Demised Premises. Tenant shall pay for the consumption of such utilities based on its metered usage. Utility bills from Landlord shall be paid by Tenant to Landlord within ten (10) days after the receipt and non-payment or late payment of such bills shall be considered a default under this Lease.

         6.       SECURITY DEPOSIT.

                              INTENTIONALLY DELETED

         7. CARE OF DEMISED PREMISES. Tenant agrees, on behalf of itself, its employees and agents, that it shall:

                  (A) Comply at all times with any and all Federal, state, and local statutes, regulations, ordinances, and other requirements of any of the constituted public authorities relating to its use and occupancy of the Demised Premises.

                  (B) Give Landlord access to the Demised Premises at all reasonable times, without charge or diminution of rent, to enable Landlord (i) to examine the same and to make such repairs, additions and alterations as Landlord may be permitted to make hereunder or as Landlord may deem advisable for the preservation of the integrity, safety and good order of the Building or any part thereof; and (ii) upon reasonable notice, to show the Demised Premises to prospective mortgagees and purchasers and, during the six (6) months prior to expiration of the term, to prospective tenants;

                  (C) Keep the Demised Premises in good order and condition and replace all glass broken by Tenant, its agents, employees or invitees with glass of the same quality as that broken, except for glass broken by fire and extended coverage type risks, and commit no waste in the Demised Premises;

                  (D) Upon the termination of this Lease in any manner whatsoever, remove Tenant's goods effects and those of any other person claiming under Tenant, and quit and deliver up the Demised Premises to Landlord peaceably and quietly in as good order and condition at the inception of the term of this Lease or as the same hereafter may be improved by Landlord or Tenant, reasonable use and wear thereof, damage from fire and extended coverage type risks, and repairs which are Landlord's obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of and/or store the same as it deems expedient, the cost thereof to be charged to Tenant;

                  (E) Not place signs on the Demised Premises other than the exterior sign noted in Exhibit "D", the Sign Specifications and except on doors and then only of a type and with lettering and text approved by Landlord. Identification of Tenant and Tenant's location shall be provided in a directory in the Building lobby;






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                  (F) Not overload, damage or deface the Demised Premises or do any act which might make void or voidable any insurance on the Demised Premises or the Building or which may render an increased or extra premium payable for insurance (and without prejudice to any right or remedy of Landlord regarding this subparagraph, Landlord shall have the right to collect from Tenant, upon demand, any such increase or extra premium).

Tenant shall maintain at its own sole cost adequate insurance coverage for all of its equipment, furniture, supplies and fixtures and provide Landlord with certificates evidencing such coverage;

                  (G) Not make any alteration of or addition to the Demised Premises which would exceed $5,000.00 without the prior written approval which approval shall not be unreasonably withheld of Landlord (except for work of a decorative nature);

                  (H) Not install or authorize the installation of any coin operated vending machines, except for the dispensing of cigarettes, coffee, and similar items to the employees of Tenant for consumption upon the Demised Premises;

                  (I) Observe the rules and regulations annexed hereto as Exhibit "C", as the same may from time to time be amended by Landlord for the general safety, comfort and convenience of Landlord, occupants and tenants of the Building; and

                  (J) Keep the Demised Premises heated at a level to keep the sprinkler system and plumbing from freezing.

         8. SUBLETTING AND ASSIGNING. Tenant shall not assign this Lease or sublet all or any portion of the Demised Premises without first obtaining Landlord's prior written consent thereto which shall not be reasonably withheld. If such consent is given, it will not release Tenant from its obligations hereunder and which will not be deemed a consent to any further subletting or assignment. If Landlord consents to any such subletting or assignment, it shall nevertheless be a condition to the effectiveness thereof that a fully executed copy of the sublease or assignment be furnished to Landlord and that any assignee assume in writing all obligations of Tenant hereunder. Tenant shall not mortgage or encumber this Lease. Under no circumstances may the Tenant employ the services of any real estate broker other than Preferred Real Estate Advisors, Inc. to act as their agent in obtaining an assignee or subtenant. If Preferred does not perform to Tenant's satisfaction, they can be relieved as broker after six (6) months and Tenant may use any other licensed real estate broker of their choosing.

         9. DELAY IN POSSESSION. If Landlord shall be unable to deliver possession of the Demised Premises to Tenant on the date specified for commencement of the term hereof because of the holding over or retention of possession of any tenant or occupant, or if repairs, improvements or decoration of the Demised premises are not completed, or for any other reason, Landlord shall not be subject to any liability to Tenant. Under such circumstances, the rent reserved and covenanted to be paid herein as well as any rent free period shall not commence until possession of Demised Premises is given or until Landlord shall give written notice to Tenant that the Demised Premises are available for occupancy by Tenant, whichever shall first occur, and no such failure to give possession shall in any other respect affect the validity of this Lease or any obligation to extend the term of this Lease.






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         10.      FIRE OR CASUALTY. In case of damage to the Demised Premises or the Building by fire or other casualty, Tenant shall give immediate notice thereof to Landlord. Landlord shall thereupon cause the damage to be repaired with reasonable speed, subject to delays which may arise by reason of adjustment of loss under insurance policies and for delays beyond the reasonable control of Landlord. To the extent and for the time that the Demised Premises are thereby rendered untenantable, the rent shall proportionately abate. Landlord agrees to maintain adequate fire insurance on the Building.

In the event the damage shall be so extensive that Landlord shall decide not to repair or rebuild, or if any mortgagee, having the right to do so, shall direct that the insurance proceeds are to be applied to reduce the mortgage debt rather than to the repair of such damage, this Lease shall, at the option of Landlord, exercisable by written notice to Tenant given within thirty (30) days after Landlord is notified of the casualty, be terminated as of a date specified in such notice (which shall not be more than ninety (90) days thereafter), and the rent (taking into account any abatement as aforesaid) shall be adjusted to the termination date. Thereafter, Tenant shall promptly vacate the Demised Premises.

         11. LIABILITY. Tenant and Landlord agree that both Tenant and Landlord and building managers and their officers, employees and agents shall not be liable to each party , and both parties hereby release the other, for any personal injury or damage to or loss of personal property in the Demised Premises from any cause whatsoever unless such damage, loss or injury is the result of the willful misconduct or negligence of the party, its building manager, or their officers, employees or agents, and Neither of their officers, employees, or agents, shall be liable to the other for any such damage or loss whether or not the result of their willful misconduct or negligence to the extent the other is compensated therefor by the other's insurance (except force majure). Each shall and do hereby indemnify and hold the other harmless of and from all loss or liability incurred by the other in connection with any failure of the other to fully perform its obligations under this Lease and in connection with any personal injury or damage of any type or nature occurring in or resulting out of the other's use of the Demised Premises, unless due to Landlord's willful misconduct or negligence.

         12. EMINENT DOMAIN. If the whole or a substantial part of the Building shall be taken or condemned for a public or quasi-public use under any statute or by right of eminent domain or private purchase in lieu thereof by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation or purchase; and all rights of the Tenant to damages therefore are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses or for any other award which would not reduce the award payable to Landlord. Upon the date the right to possession shall vest in the condemning authority, this Lease shall cease and terminate with rent adjusted to such date, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

         13. INSOLVENCY. (a) The appointment of a receiver or trustee to take possession of all or a portion of the assets of Tenant, or (b) an assignment by Tenant for the benefit of creditors, or (c) the institution by or against Tenant of any proceedings for bankruptcy or reorganization under any state or federal law (unless, in the case of involuntary proceedings, the same shall be dismissed within thirty (30) days after institution), or (d) any execution issued against Tenant which is not stayed or discharged within fifteen
(15) days after issuance of any execution sale of the assets of Tenant, shall constitute a breach of this Lease by Tenant. Landlord, in the event of such a breach, shall have, without need of further notice, the rights enumerated in
Section 14 herein.






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

         14.      DEFAULT.

         A. If Tenant shall fail to pay Rent or any other sum payable to Landlord hereunder when due (excepting that two (2) times in any given calender year, Landlord shall provide ten (10) days notice that such failure has occurred), or if Tenant shall fail to perform or observe any of the other covenants, terms or conditions contained in this Lease within twenty (20) days (or such longer period as is reasonably required to correct any such default, provided Tenant promptly commences and diligently continues to effectuate a cure, but in any event within thirty (30) days after written notice thereof by Landlord) or if any of the events specified in Section 13 occur, or if Tenant vacates or abandons the Demised Premises during the term hereof or removes or manifests an intention to remove any of Tenant's goods or property therefrom other than in the ordinary and usual course of Tenant's business, then and in any of said cases (notwithstanding any former breach of covenant or waiver thereof in a former instance), Landlord, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, may at any time thereafter:

                  (1) Upon three (3) days notice to Tenant, declare to be immediately due and payable, on account of the rent and other charges herein reserved for the balance of the term of this Lease (taken without regard to any early termination of said term on account of default), a sum equal to the Accelerated Rent Component (as hereinafter defined), and Tenant shall remain liable to Landlord as hereinafter provided; and/or

                  (2) Whether or not Landlord has elected to recover the Accelerated Rent Component, terminate this Lease on at least five (5) days notice to Tenant and, on the date specified in said notice, this Lease and the term hereby demised and all rights of Tenant hereunder shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Demised Premises to Landlord in the condition elsewhere herein required and Tenant shall remain liable to Landlord as hereinafter provided.

         B. For purposes herein, the Accelerated Rent Component shall mean the net present value aggregate of:

                  (1) all Rent and other charges, payments, costs and expenses due from Tenant to Landlord and in arrears at the time of the election of Landlord to recover the Accelerated Rent Component;

                  (2) the Minimum Rent reserved for the then entire unexpired balance of the Term of this Lease as adjusted by the early termination option and, provided the early termination notice is given as provided under the Lease, the total payment reserved is no less than three (3) years rent (taken without regard to any early termination of the Term by virtue of any default), plus all other charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of said Term which shall be capable of precise determination at the time of Landlord's election to recover the Accelerated Rent Component; and

                  (3) Landlord's good faith estimate of all charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of said Term which shall not be capable of precise determination as aforesaid (and for such purposes no estimate of any component of additional rent to






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accrue pursuant to the provisions of Section 4 hereof shall be less than the amount which would be due if each such component continued at the highest monthly rate or amount in effect during the twelve (12) months immediately preceding the default).

         (C) In any case in which this Lease shall have been terminated, or in any case in which Landlord shall have elected to recover the Accelerated Rent Component and any portion of such sum shall remain unpaid, Landlord may, without future notice, enter upon and repossess the Demised Premises, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the rents and profits therefrom. Landlord may, in its own name, as agent for Tenant, if this Lease has not been terminated, or in its own behalf, if this Lease has been terminated, relet the Demised Premises or any part thereof for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of the this Lease) and on such terms (which may include concessions of free rent) as Landlord in its sole discretion may determine. Landlord may, in connection with any such reletting, cause the Demised Premises to be redecorated, altered, divided, consolidated with other space or otherwise changed or prepared for reletting. No reletting shall be deemed a surrender and acceptance of the Demised Premises.

         (D) Tenant shall, with respect to all periods of time up to and including the expiration of the Term of this Lease (or what would have been the expiration date in the absence of default or breach) remain liable to Landlord as follows:

                  (1) In the event of termination of this Lease on account of Tenant's default or breach, Tenant shall remain liable to Landlord for damages equal to the Rent and other charges payable under this Lease by Tenant as if this Lease were still in effect, less the net proceeds of any reletting after deducting all costs incident thereto (including without limitation all repossession costs, brokerage and management commissions, operating and legal expenses and fees, alteration costs and expenses of preparation for reletting) and to the extent such damages shall not have been recovered by Landlord by virtue of payment by Tenant of the Accelerated Rent Component (but without prejudice to the right of Landlord to demand and receive the Accelerated Rent Component), such damages shall be payable to Landlord monthly upon presentation to Tenant of a bill for the amount due.

                  (2) In the event and so long as this Lease shall not have been terminated after default or breach by Tenant, the Rent and all other charges payable under this Lease shall be reduced by the net proceeds of any reletting by Landlord (after deducting all costs incident thereto as above set forth) and by any portion of the Accelerated Rent Component paid by Tenant to Landlord, and any amount due to Landlord shall be payable monthly upon presentation to Tenant of a bill for the amount due.

         (E) In the event Landlord shall, after default or breach by Tenant, recover the Accelerated Rent Component from Tenant and it shall be determined at the expiration of the Term of this Lease (taken without regard to early termination for default) that a credit is due Tenant because the net proceeds of reletting, as aforesaid, plus amounts paid to Landlord by Tenant exceed the aggregate of Rent and other charges accrued in favor of Landlord to the end of said Term, Landlord shall refund such excess to Tenant, without interest, promptly after such determination.

         (F) Landlord shall in no event be responsible or liable for any failure to relet the Demised Premises or any part thereof, or for any failure to collect any rent due upon a reletting.






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

         (G) As an additional and cumulative remedy of Landlord in the event of termination of this Lease by Landlord following any breach or default by Tenant, Landlord, at its option, shall be entitled to recover damages for such breach in an amount equal to the Accelerated Rent Component (determined from and after the date of Landlord's election under this subsection (G)), less the fair rental value of the Demised Premises for the remainder of the term of this Lease (taken without regard to the early termination) and such damages shall be payable by Tenant upon demand. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain as damages incident to a termination of this Lease, in any bankruptcy, reorganization or other court proceedings, the maximum amount allowed by any statute or rule of law in effect.

         (H) In the event of any failure to pay rent or Operating Expense Escrow default for more than sixty (60) days Landlord shall have the rights and remedies specified in this Section 14:

                  (i)      INTENTIONALLY DELETED

                  (ii) For the purpose of obtaining possession of the Demised Premises, Tenant hereby authorizes and empowers any prothonotary or attorney of any court of record to appear for Tenant and to file in any court an agreement for entering an amicable action and judgment in ejectment for recovery of possession, and/or to confess judgment for possession against Tenant and those claiming by, through or under Tenant in favor of Landlord by Complaint to Confess Judgment or otherwise, and Tenant agrees that upon such entry or judgment a writ of possession for the Demised Premises may forthwith issue; and

         (I) Tenant hereby waives all errors and defects of a procedural nature in any proceedings brought against it by Landlord under this Lease. Tenant further waives the right to any notices to quit as may be specified in the Landlord and Tenant Act of Pennsylvania, as amended, and agrees that five (5) days notice shall be sufficient in any case where a longer period may be statutorily specified.

         (J) If Rent or any other sum due from Tenant to Landlord shall be overdue for more than five (5) business days after notice from Landlord, it shall thereafter bear interest at the rate of twenty (20%) percent per annum (or, if lower, the highest legal rate) until paid.

         15. SUBORDINATION. This Lease is and shall be subject and subordinate to all the terms and conditions of all underlying mortgages and to all ground or underlying leases of the entire Building which may now or hereafter be secured upon the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be necessary. Tenant shall execute, within fifteen (15) days after request, any certificate that Landlord may reasonably require acknowledging such subordination. Notwithstanding the foregoing, provided Tenant is not in Default of this Lease, the party holding the instrument to which this Lease is subordinate shall recognize and preserve this Lease in the event of any foreclosure sale or possessory action, and this Lease shall continue in full force and effect, and Tenant shall attorn to such party and shall execute, acknowledge and deliver any instrument that has for its purpose and effect the confirmation of such attornment, on the same terms and conditions of the Lease.

         16. NOTICES. All bills, statements, notices or communications which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing and






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

either sent by registered or certified mail addressed to Tenant at the Building and a copy to: Engelhard Corporation, 101 Wood Avenue, Iselin, NJ 08830-0770,
Attn: Treasurer, and the time of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant or deposited in the mail, as the case may be. Any notice by Tenant to Landlord must be served by registered or certified mail addressed to Landlord at the address where the last previous rental hereunder was payable, or in the case of subsequent change upon notice given, to the latest address furnished.

         17. HOLDING-OVER. Should Tenant continue to occupy the Demised Premises after expiration of the term of this Lease or any renewal or renewals thereof, or after a forfeiture incurred, such tenancy shall (without limitation of any of Landlord's rights or remedies therefor) be one at sufferance from month to month at a minimum monthly rental equal to twice the rent payable for the last month of the term of this Lease, unless otherwise directed by written agreement between Landlord and Tenant.

         18.      MISCELLANEOUS.

                  A. Tenant represents and warrants that it has not employed any broker or agent as its representative in the negotiation for or the obtaining of this Lease other than Eustace Wolfington, Grubb & Ellis, 1600 Market Street, Suite 1900, Philadelphia, PA, and agrees to indemnify and hold Landlord harmless from any and all cost or liability for compensation claimed by any broker or agent with whom it has dealt.

                  B. The word "TENANT" as used in this Lease shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. This Lease shall not inure to the benefit of any assignee, heir, legal representative, transferee or successor of Tenant except upon the express written consent or election of Landlord. Subject to the foregoing limitation, each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Tenant and its heirs, legal representatives, successors and assigns.

                  C. The term "LANDLORD" as used in this Lease means the fee owner of the Building or, if different, the party holding and exercising the right, as against all others (except space tenants of the Building) to possession of the entire Building. Landlord above-named represents that it is the holder of such rights as of the date of execution hereof. In the event of the voluntary transfer of such ownership or right to a successor-in-interest of Landlord, Landlord shall be freed and relieved of all liability and obligation hereunder which shall thereafter accrue (and, as to any unapplied portion of Tenant's security deposit, Landlord shall be relieved of all liability therefor upon transfer of such portion to its successor in interest) and Tenant shall look solely to such successor in interest for the performance of the covenants and obligations of the Landlord hereunder which shall thereafter accrue. Notwithstanding the foregoing, no mortgagee or ground lessor which shall succeed to the interest of Landlord hereunder (either in terms of ownership or possessory rights) shall (i) be liable for any previous act or omission of a prior landlord; (ii) be subject to any rental offsets or defenses against a prior landlord; (iii) be bound by any amendment of this Lease made without its written consent, or by payment by Tenant of rent in advance in excess of one (1) month's rent; or (vi) be liable for any security not actually received by it. Subject to the foregoing, the provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Landlord. Notwithstanding anything to






                                   Page - 10
the contrary contained in this Lease, any liability of Landlord, its agents, partners or employees, arising out of or in respect of this Lease, the Demised Premises or the Building, and, if Landlord shall default in the performance of Landlord's obligation under this Lease or otherwise, Tenant shall look solely to the equity of Landlord in its interest in the Building.

                  D. Tenant agrees to execute a memorandum of this Lease in the form submitted by Landlord, which may be recorded by Landlord. Tenant also agrees to execute any assignment of this Lease by Landlord, evidencing its consent to such assignment.

         19. LANDLORD IMPROVEMENT. Landlord will deliver possession of the Demised Premises to Tenant, and Landlord shall make improvements to the Demised Premises, pursuant to Exhibit "B1" the Tenant Improvement Plan and Exhibit "B2" The Construction Standards Memorandum.

         20. WAIVER OF SUBROGATION. Each party hereto waives any and every claim which arises or which may arise in its favor and against the other party hereto during the term of this Lease, or any extension or renewal thereof, for any and all loss of, or damage to, any of its property located within or upon or constituting a part of the Building, to the extent that such loss or damage is recovered under an insurance policy or policies and to the extent such policy or policies contain provisions permitting such waivers of claims. Each party agrees to request its insurers to issue policies containing such provisions and if any extra premium is payable therefor, the party which would benefit from the provision shall have the option to pay such additional premium in order to obtain such benefit.

         21. RENT TAX. If, during the term of this Lease or any renewal or extension thereof, any tax is imposed upon the privilege of renting or occupying the Demised Premises or upon the amount of rentals collected therefor, Tenant will pay each month, as additional rent, a sum equal to such tax or charge that is imposed for such month, but nothing herein shall be taken to require Tenant to pay any income, estate, inheritance or franchise tax imposed upon Landlord.

         22. PRIOR AGREEMENT, AMENDMENTS. Neither party hereto has made any representations or promises except as contained herein or in some further writing signed by the party making such representation or promise. No agreement hereinafter made shall be effective to change, modify, discharge or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. Tenant agrees to execute any amendment to this Lease required by a mortgagee of the Building, which amendment does not materially adversely affect Tenant's rights or obligations hereunder.

         23. CAPTIONS. The captions of the paragraphs in this Lease are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

         24. MECHANIC'S LIEN. Tenant shall, within thirty (30) days after notice from Landlord, discharge or bond over any mechanic's lien for materials or labor claimed to have been furnished to the Demised Premises on Tenant's behalf (except for work contracted for by Landlord) and shall indemnify and hold harmless Landlord from any loss incurred in connection therewith.






                                   Page - 11

         25. LANDLORD'S RIGHT TO CURE. Landlord may (but shall not be obligated), on five (5) days notice to Tenant (except that no notice need be given in case of emergency) cure on behalf of Tenant any default hereunder by Tenant, and the cost of such cure (including any attorney's fees incurred) shall be deemed additional rent payable upon demand.

         26. PUBLIC LIABILITY INSURANCE. Tenant shall at all times during the term hereof maintain in full force and effect with respect to the Demised Premises and Tenant's use thereof, comprehensive public liability insurance, naming Landlord as an additional insured, covering injury to persons in amounts at least equal to One Million ($1,000,000.00) Dollars combined single limit bodily injury and property. Tenant shall lodge with Landlord duplicate originals or certificates of such insurance at or prior to the commencement date of the term hereof, together with evidence of paid-up premiums, and shall lodge with Landlord renewals thereof at least fifteen (15) days prior to expiration.

         27. ESTOPPEL STATEMENT. In conjunction with Landlord's financing or sale of the Building. Tenant shall from time to time, within twenty (20) days after request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing any instruments or modifications), the dates to which rent and other charges have been paid, and whether or not, to the best of Tenant's knowledge, Landlord is in default or whether Tenant has any claims or demands against Landlord (and, if so, the default, claim and/or demand shall be specified).

         28.      ENVIRONMENTAL COMPLIANCE.

                  A. Tenant hereby covenants and agrees to use and occupy the Demised Premises and to conduct its business and operations thereupon in full compliance with all applicable statutes, codes, rules, regulations, and ordinances as they may change from time to time pertaining to the protection of the environment and to hazardous substances and hazardous wastes as those terms may be defined from time to time in such statutes, codes, rules, regulations, and ordinances ("Environmental Laws").

                  B. Landlord represents and warrants that to the best of Landlord's knowledge, and after reasonable due diligence other than as described on the environmental report for the property prepared by Geraghty & Miller Inc. dated 12/96 (a copy of which has been delivered to and reviewed by Tenant): the Premises have not been used for the storage sale or distribution of petroleum products or hazardous substances; no hazardous substances have been placed on or are migrating onto the Demised Premises; and there have been no spills, leaks, releases or seepage of petroleum products or hazardous substances at the Demised Premises, onto or under the ground or into the groundwater.

                  C. Landlord further warrants that the property is in environmental compliance with the State of Pennsylvania and the EPA, and there is no contamination that exists on the property that would result in liability to the Tenant.

                  D. Landlord shall defend and indemnify Tenant and its affiliates from and against all claims, expenses (including reasonable attorney's fees), losses and liabilities arising from:

                           (i)      any third party claims relating to
contamination existing on or migrating towards the Demised Premises on or before the commencement, or after the expiration, of the term of this Lease; and






                                   Page - 12

                           (ii)     any costs of corrective action ordered by
any governmental authority exercising jurisdiction relating to contamination existing on or migrating toward the Demised Premises prior to the commencement, or after the expiration, of the term of this Lease.

                  E. Tenant shall defend and indemnify Landlord and its affiliates from and against all claims, expenses (including reasonable attorneys' fees), losses and liabilities arising from:

                           (i)      any third party claims (except the claims of
subsequent or current tenants of the Demised Premises for other than the costs of any corrective action described in clause (ii) below) related to contamination that arises out of Tenant's use of the Premises; and

                           (ii)     any costs of corrective action ordered after
expiration of this Lease by federal, state or local government authorities for contamination that arose out of Tenant's use of the Demised Premises; provided, however, that Landlord has first given Tenant a reasonable opportunity to undertake any such action ordered by the governmental authority and Tenant has refuse to do so.

                  F. Landlord shall provide, upon request by Tenant, true and complete copies of all reports and documents related to the environmental conditions of the Demised Premises, sampling and test results obtained from samples and tests taken at or around the Demised Premises, and without request copies of any and all notifications to any governmental authority related to the release of any hazardous substance or hazardous waste (including, but not limited to, a description of the release, substances involved and the remedial efforts taken). Landlord's obligations under this clause shall be ongoing during the course of Tenant's lease term.

                  G. Tenant shall promptly provide Landlord with copies of all correspondence from or to the U.S. Environmental Protection Agency, the Pennsylvania Department of Environmental Resources or any other federal, state or local governmental agency which pertains to the Demised Premises regarding but not limited to the following: (1) Tenant's compliance with the Environmental Laws; (2) any permits which Tenant may be required to obtain pursuant to the Environmental Laws; (3) any release or threat of release of a hazardous substance or hazardous waste which has occurred in the Demised Premises.

                  H. (i) Tenant shall notify Landlord of its receipt of any notices of alleged violations of the Environmental Law from any other party including but not limited to governmental agencies including requests for information. (ii) Landlord shall notify Tenant of its receipt of any notices of alleged violations of the Environmental Law from any other party including but not limited to governmental agencies including requests for information

                  I.       INTENTIONALLY DELETED.

                  J. Tenant shall promptly supply to Landlord true and complete copies of all sampling and test results obtained from any samples and tests taken at or around the Demised Premises.

                  K. In the event of any "release" of a "hazardous substance" or "hazardous waste" as those terms are defined in any of the Environmental Laws, which release requires notification of any






                                   Page - 13
governmental agency, Tenant shall immediately notify Landlord of the release and provide a full, true and complete description of the release, the substances involved and the remedial efforts taken.

                  L. At any time during the term hereof, Landlord shall have a right to enter upon the Demised Premises to inspect the Demised Premises and to evaluate Tenant's compliance with the Environmental Laws. Such right of access shall include a right to review Tenant's records pertaining to compliance with the Environmental Laws. Tenant hereby agrees to cooperate with Landlord in any such inspection and evaluation.

                  M.       Landlord agrees that any environmental
indemnification from Procter and Gamble to Landlord will be made available to Tenant.*

                  N. Prior to the commencement date of this Lease, Tenant shall supply to Landlord an affidavit of an officer or principal of Tenant setting forth Tenant's SIC number (when applicable) and a detailed description of Tenant's operation and the processes Tenant will undertake at the Demised Premises, including a description and quantification of any hazardous substances and hazardous waster generated, manufactured, refined, transported, treated, stored, handled or disposed of at or from the Demised Premises. Following the commencement of the lease term, Tenant shall update this affidavit in the event of any changes in Tenant's operations, SIC number or use of hazardous substances and waste. Tenant shall also supplement and update such affidavit upon each anniversary of the commencement of the lease term.

                  O. All of the terms and conditions of this Section shall survive the termination of this Lease Agreement for so long as any liability may arise under the Environmental Laws with respect to the Demised Premises.

         29. EARLY TERMINATION. Provided that Tenant is not in default of any of the terms or conditions of this Lease, Tenant may elect to cancel this Lease at the end of the sixty second (62nd) month or the ninety-eighth (98th) month, by providing Landlord with; i) twelve (12) months prior written notice of its intention to cancel the Lease (the "Termination Notice"); and ii) a payment (the "Termination Fee") in an amount equal to $2.50 multiplied by the Demised Rentable Square Feet.

         30. USE OF RACKING. During the term of this Lease, Landlord shall grant Tenant the use of three hundred (300) lineal feet of pallet racks. Tenant shall be responsible for all maintenance and repairs necessary to keep the racks in good working condition. Upon termination of this Lease, Tenant will surrender the racks to Landlord in the same condition as which they were delivered. Tenant shall indemnify and hold harmless Landlord from any claims or liabilities in connection with the racks.






                                   Page - 14

         31. USE OF FORKLIFT. During the term of this Lease, Landlord shall grant Tenant the use of the pallet forklift and its battery charger currently located at the Demised Premises which services the north warehouse of the Building. Tenant shall be responsible for all maintenance and repairs necessary to keep the forklift in good working condition as well as purchase adequate service contracts or insurance to cover the operation of the forklift.


         IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused this Lease to be executed by their duly authorized representatives the day and year first above written.

                                        LANDLORD:
                                        330 SOUTH WARMINSTER ASSOCIATES,
                                        L.P.


                                        BY: /s/ M. O'Neill
                                           ---------------------------

                                        DATE: 2  / 5  / 97
                                             ---- ---- ----

                                        TENANT:
                                        ENGELHARD/ICC
                                        By Its General Partners
                                        ENGELHARD DESICCANT
                                        TECHNOLOGIES INC.


                                        BY: /s/ M. Sperduto
                                           ---------------------------

                                        DATE:  2 / 4  / 97
                                             ---- ---- ----

                                        ICC DESICCANT TECHNOLOGIES INC.


                                        BY: /s/ M. Hanuschek
                                           ---------------------------

                                        DATE:  2 / 4  / 97
                                             ---- ---- ----






                                   Page - 15

                                  SCHEDULE "A"

                                  RENT SCHEDULE

          PERIOD                     MONTHLY                 ANNUALLY
          ------                     -------                 --------
April 1, 1997 - May 31, 1997       $        0               $         0
 June 1, 1997 - May 31, 2002       $42,826.50               $513,918.00
 June 1, 2002 - May 31, 2007       $51,460.88               $617,530.50



                                   Page - 16

                          EXHIBITS TO LEASE AGREEMENT


        Exhibits A, B2, C, D, F and G have been intentionally omitted.
























                                   Page - 17

                           EXHIBIT E LEASE GUARANTEE


                            [ICC TECHNOLOGIES LOGO]

                                                ICC Technologies Inc.
                                                551 N. Fifth St.
                                                Philadelphia, PA 19123

330 South Warminster Associates, L.P.
555 North Lane, Suite 6101
Conshocken, PA 19428

                                                February 4, 1997


Attention: Mr. Michael O'Neill


Gentlemen:

        ICC Technologies Inc. (the "Guarantor") has been advised that its subsidiary ICC Desiccant Technologies Inc., in its capacity as a general partner of Engelhard/ICC (ICC Desiccant Technologies Inc. is hereafter referred to as the "Subsidiary") has entered into a certain Plant Space Lease (the "Lease") for the lease of premises at 330 South Warminster Road, Hatboro, PA from 330 South Warminster Associates, L.P. (the "Landlord").

        In consideration of the Landlord's entering into the Lease, the Guarantor hereby guarantees to the Landlord the payment of the Guarantor's Percentage (as defined in paragraph 6 below) of all obligations of the Subsidiary to pay rent and any and all other sums of money payable by the Subsidiary, its successors and assigns under the Lease (the "Guaranteed Obligations"), now or hereafter existing, under the Lease, when and as the same are to be paid under the terms of the Lease; provided that this guarantee is given subject to the following terms and conditions:

1. This Guarantee shall be enforceable against the Guarantor, its successors and assigns, without the necessity for any suit or proceedings on the Landlord's part of any kind or nature whatsoever against Engelhard/ICC or the Subsidiary, their successors and assigns, and without the necessity of any notice of acceptance of this Guarantee, all of which the Guarantor hereby expressly waives. Guarantor acknowledges that the Subsidiary, as a general partner of Engelhard/ICC, would have joint and several liability for all obligations of Engelhard/ICC under the Lease.

2. The Guarantor's obligations under this guaranty shall remain in full force and effect without regard to, and shall not be impaired or affected by: (a) any amendment, extension or modification of or addition or supplement to any of the terms of the Lease; or (b) any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation, or the like of Engelhard/ICC or the Subsidiary or any other guarantor; or the discharge or release of Engelhard/ICC or the Subsidiary or any other guarantor in any such bankruptcy proceeding, whether or not the Guarantor shall have had notice or knowledge thereof.

3. The Guarantor's obligations shall be binding upon its successors and assigns and shall inure to Landlord's benefit and to the benefit of any successor in interest to Landlord.

330 South Warminster Associates, L.P.
February 4, 1997
Page 2

4. Guarantor warrants and represents that the person executing this Guarantee on its behalf was duly authorized to execute this document by its Board of Directors. Any claim under this guarantee must be submitted to Guarantor in writing within one hundred (180) days from the date of the default by the Subsidiary from which it arises, taking into account any time or other indulgence granted by the Landlord to the Subsidiary, failing which such claim will be deemed to have been waived.

5. This guarantee is a continuing guarantee which shall remain in effect with respect to each Guarantor until the termination of the Lease. Termination will not affect Guarantor's liability hereunder in respect of any Guaranteed Obligation incurred by the Subsidiary under the Lease prior to such termination.

6. Except as limited by section 8 below or elsewhere in this Guarantee, the Guarantor's "Percentage" is 50% of the Guaranteed Obligations specifically itemized in a written demand submitted by Landlord to the Guarantor for payment hereunder (each a "Demand"). If Guarantor shall at any time and from time to time, on behalf of the Subsidiary, make a payment in respect of the Guaranteed Obligations itemized in a Demand, the Guarantor's Percentage in respect to the items listed in that Demand shall be reduced in proportion to the amount of such payment. If the Guarantor pays 50% of the total amount claimed in a Demand then Guarantor shall have no further liability for any of the items of Guaranteed Obligations listed in that Demand.

7. Guarantor's liability to the Landlord hereunder will be affected by any action taken by the Landlord or any failure by the Landlord to take, any action to enforce its rights against the Subsidiary or by any arrangement made by the Landlord with the Subsidiary modifying the Landlord's rights and remedies against the Subsidiary in respect of the Lease.

8. The maximum liability of Guarantor to Landlord hereunder shall in no event exceed three million seven hundred fifty thousand dollars ($3,750,000).

330 South Warminster Associates, L.P.
February 4, 1997
Page 3

        Please confirm the Landlord's acceptance by signing and returning one original.

Sincerely,

ICC TECHNOLOGIES INC.
551 N. Fifth St.
Philadelphia, PA 19123

By:   /s/  M. Hanuschek
    ---------------------------------

By: ---------------------------------

Accepted
330 SOUTH WARMINSTER ASSOCIATES, L.P.
555 North Lane, Suite 6101
Conshocken, PA 19428

By:    /s/  M. O'Neill
    ---------------------------------

Title:
       ------------------------------